Exhibit (a)(1)

Exchange Form—ACTION REQUIRED—The listed original certificates below MUST be returned with this Exchange Form

YOUR ACTION IS REQUIRED—PLEASE FOLLOW THESE INSTRUCTIONS

Our records indicate you currently hold Crown Media Holdings, Inc. Class A Common Stock certificates that have not been converted to cash as a result of the merger of CM Merger Co. with and into Crown Media Holdings, Inc., effective [●] 2016. In order to receive your principal payment, you MUST return these certificates. Please note: If you also hold shares of Crown Media Holdings, Inc. Class A Common Stock in uncertificated form, you will receive a check for your uncertificated Crown Media Holdings, Inc. shares in a separate mailing. To receive your principal payment for your Crown Media Holdings, Inc. certificated shares, please follow the instructions below. It is Crown Media Holdings, Inc.’s position that the execution and delivery of this form and acceptance of the merger consideration will constitute a waiver of a right to appraisal under Section 262 of the Delaware General Corporation Law.

Lost Certificates: If you cannot locate some or all of your certificates, read and complete the Lost Securities Affidavit on the back of this form and also mark the boxes below with an X corresponding for the certificate numbers you cannot locate.

Step 1. Your Crown Media Holdings, Inc. Class A Common Stock certificates:

Locate and return the original certificate(s) listed below.

Lost	Certificate Numbers	Shares	Lost	Certificate Numbers	Shares
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234
☐	XXXX12345678	12345678901234	☐	XXXX12345678	12345678901234

You hold more than 10 certificates, not all certificates can be listed on this form.

Other Certificate Total	Total Certificated Shares	Shares Held in Book Entry by Us	Total Shares
12345678901234	12345678901234	12345678901234	12345678901234

Step 2. Signatures: Sign and date this form. The names of the registered holders are listed in the Name and Address at the top of this form. All registered holders MUST sign exactly as your name(s) appears above.

Signature of Owner	Signature of Co-Owner (if more than one registered holder listed)	Date (mm/dd/yyyy)

■    1 2 3 4 5 6 7 8 9 0 1 2     E X O T F                        C O Y C             C L S                           +

02CBMC

Additional Instructions for Completing the Exchange Form and Surrendering Certificates

Delivery of Certificates: Your Crown Media Holdings, Inc. stock certificate(s) and this Exchange Form must be sent or delivered to Computershare. The method of delivery of certificates to be surrendered to Computershare at one of the addresses set forth on the bottom of this page is at the option and risk of the surrendering stockholder. Delivery will be deemed effective only when received by Computershare. For your convenience, a return envelope is enclosed.

Authorization and Registration: The signature(s) on the reverse side represents that you have full authority to surrender these certificate(s) for exchange and warrants that the shares represented by these certificates are free and clear of liens, restrictions, adverse claims and encumbrances.

Special Transfer Instructions: If your check should be issued to a person(s) other than the registered owner(s), a transfer of ownership form must be completed. You may obtain transfer of ownership requirements and instructions from the internet at www.computershare.com or by calling Computershare at the number listed below.

Form W-9: Under U.S. Federal Income Tax law, a stockholder is required to provide Computershare with such stockholder’s correct Taxpayer Identification Number. If your Taxpayer Identification Number is not certified on our records, we have enclosed a Form W-9 for you to complete and return. Failure to provide the information on the form may subject you to backup withholding on any reportable payment. If you are a foreign individual seeking to qualify as an exempt recipient from backup withholding, you must complete and submit the enclosed Form W-8BEN to Computershare.

Lost Securities Affidavit

IF YOU CANNOT LOCATE SOME OR ALL OF YOUR CERTIFICATE(S), PLEASE COMPLETE THE BELOW AFFIDAVIT SAFECO INSURANCE COMPANY OF AMERICA

LOST SECURITIES AFFIDAVIT FOR ACCOUNTS WITH LESS THAN $250,000.00 IN MARKET VALUE

By checking the lost certificates box and signing the bottom of this form, I (we) certify that (a) I (we) am (are) the lawful owner(s) (“Owner”) of the shares described on the front of this form; (b) I (we) reside at the address set forth on the front of this form; (c) I (we) am (are) entitled to possession of the lost certificate(s) (the “Lost Securities”); (d) the Lost Securities have been lost, mislaid, stolen or destroyed and cannot now be produced; (e) the Lost Securities WERE NOT ENDORSED and neither the Lost Securities nor the Owner(s)’ rights therein have, in whole or in part, been cashed, negotiated, sold, transferred, hypothecated, pledged, disposed of, and to my (our) knowledge, no claim of right, like or interest, adverse to the Owner, in or to the Lost Securities, has been made or advanced by any person; (f) I (we) have made or caused to be made a diligent search for the Lost Securities and have been unable to find or recover the Lost Securities; (g) I (we) make this Affidavit of Lost Securities For Computershare Accounts for the purpose of inducing the issuance of new or replacement Securities (“Replacement Securities”) (in book-entry form, unless unavailable through the issuer) in lieu of the said Lost Securities, or the distribution to the Owner(s) of proceeds (including liquidation) thereof; and (h) I (we) agree that this Lost Securities Affidavit for Computershare Accounts may be delivered to and made part of the Safeco Insurance Company of America Bond No. 5926165.

The Owner(s) hereby agree(s) in consideration of (1) the issuance of such replacement Securities in lieu of the Lost Securities, or of the distribution to the Owner of the proceeds there from, and (2) the assumption by Safeco Insurance Company of America of liability therefore under its Bond, the OWNER, his/her/its heirs, successors and assigns agree to indemnify, protect and save harmless Safeco Insurance Company of America, Computershare Inc., Computershare Trust Company, N.A. and the issuer, jointly and severally, and their respective agents, representatives, successors, and assigns, from and against all losses, cost and damages (court costs and attorneys fees) to which they may be subject or liable arising out of or relating to the Lost Securities, the issuance of Replacement Securities, the Owner’s requested action herein (or any other action arising out of or relating to the Replacement of Lost Securities), or Safeco Insurance Company of America’s assumption of liability under its bond described above.

STEP 1. CALCULATE LOST CERTIFICATE BOND PREMIUM—FEE MUST BE ENCLOSED

		X	$0.15	=		+		=
LOST CERTIFICATE BOND PREMIUM CALCULATION:	Shares Lost		Bond premium Per share		Total Premium Due (MINIMUM $20.00)		$80.00 processing fee		Total Check Amount

Multiply the number of shares lost by the Safeco Insurance Company of America Bond premium noted above to calculate the premium you owe. If you have Lost Securities representing 132 or fewer shares, there is a minimum premium of $20.00. There is also a processing fee of $80.00. PLEASE MAKE YOUR CHECK PAYABLE TO “COMPUTERSHARE” FOR THE BOND PREMIUM AND PROCESSING FEE AND ENCLOSE WITH THIS AFFIDAVIT. If your request is approved, Computershare will forward the Bond premium to Safeco Insurance Company of America. We cannot complete your exchange without a Surety Bond. NOTE: This premium is calculated based upon each lost share, not per each lost certificate.

STEP 2. SIGNATURES OF OWNERS—all registered owners MUST sign below exactly as the name(s) appear on the front of this form

If your lost certificate(s) is (are) part of an estate or trust, or are valued at more than $250,000, please contact Computershare for additional instructions.

ANY PERSON WHO, KNOWINGLY AND WITH INTENT TO DEFRAUD ANY INSURANCE COMPANY OR OTHER PERSON, FILES A STATEMENT OF CLAIM CONTAINING ANY MATERIALLY FALSE INFORMATION OR CONCEALS FOR THE PURPOSE OF MISLEADING, INFORMATION CONCERNING ANY FACT MATERIAL THERETO, COMMITS A FRAUDULENT INSURANCE ACT, WHICH IS A CRIME.

Signature of owner	Signature of Co-Owner, if any

STEP 3. NOTARIZATION

You must have your signature(s) notarized if you have lost more than 9,900 shares.

State of                                  County of                                  Notary Signature

Printed Name of Notary	Sworn to and subscribed to me this (date) (month/day/year)
My commission Expires (date)	(month/day/year) (Notary Seal)

Enclose all original certificates in the envelope provided and send with completed form to Computershare.

By Mail:	By Overnight Delivery:	For Assistance Please Call:
Computershare	Computershare	Within USA, US territories & Canada:
Corporate Actions	Corporate Actions	1-855-396-2084
P.O. Box 43014	250 Royall Street	Outside USA, US territories & Canada:
Providence, RI 02940-3014	Canton, MA 02021	1-781-575-2765